EXHIBIT 99.1

RUDOLPH ENTERS BACK-END LITHOGRAPHY MARKET WITH BREAKTHROUGH TOTAL SOLUTION FOR ADVANCED PACKAGING

Rudolph Acquires Azores Corp. and
Unveils JetStep-A Revolutionary 2X Reduction Stepper Total Lithography System

FLANDERS, NEW JERSEY (December 12, 2012) - Rudolph Technologies, Inc. (Nasdaq: RTEC) (“Rudolph” or the “Company”), a leading provider of process characterization equipment and software for wafer fabs and advanced packaging facilities, announced today that it has entered the back-end advanced packaging lithography market with the new JetStep™ Lithography System, a disruptive innovation featuring a 2X reduction stepper. With the acquisition of Wilmington, Massachusetts-based Azores Corp. (Azores), a leader in the design, development, manufacture and support of steppers for display products, Rudolph is spurring an industry revolution by launching a game-changing total lithography solution for the semiconductor advanced packaging market based on Azores’ patented and established stepper technology and Rudolph’s significant back-end expertise.

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Advanced packaging is in the early stages of dynamic growth; Yole Développement has forecast demand for equipment and related tools in the 3DIC and wafer-level packaging area to grow from approximately $370 million in 2010 to over $2.5 billion by 2016 at a CAGR of 38 percent over that period.

•	Azores acquisition expands Rudolph’s business model, enlarges the Company’s role within the advanced packaging market, and likely more than doubles Rudolph’s total addressable back-end market.

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Rudolph’s total lithography system includes the JetStep 2X reduction stepper integrated with Rudolph’s equipment automation and fault detection software; the Company’s flagship NSX® inspection tool for CD overlay measurements; and for full, closed-loop control, includes ProcessWORKS® APC software, the industry’s most comprehensive run-to-run control system, ARTIST® fault detection and classification system, and the Company’s fabwide yield management system, Discover®, which provides automated, real-time process control feedback.

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The first JetStep System shipped to a packaging technology leader, who is a top-five outsourced assembly and test (OSAT) company. Rudolph is actively engaged with other leading IDM, fabless and OSAT companies.

JetStep-Lower Cost-of-Ownership with Compelling User Advantages from a Known Supplier to the Advanced Packaging Industry
Rudolph’s entrance into the back-end lithography market underscores the Company’s strategic partnerships with an expanding customer base. Advanced packaging lithography has a completely different set of manufacturing requirements than those associated with front-end lithography, and its technical challenges are not readily addressed with existing solutions, which in the back-end have consisted primarily of projection aligners and 1X steppers.

The next-generation JetStep Lithography System is a revolutionary 2X reduction step-and-repeat tool, designed to give better device yields, higher throughput, and most importantly a lower cost-of-ownership today, while providing the basis for pursuing the challenges of a solid technical roadmap tomorrow. This transformative technology represents a paradigm shift for the industry and provides a total lithography solution that is fully customizable to the varying technical requirements of each customer, enabling them to more effectively compete in the high-growth advanced packaging market.

Rudolph is combining its knowledge of advanced packaging and an established tool set for back-end manufacturing with Azores’ proprietary technology and numerous features developed for the flat panel market into an innovative solution that has not been utilized in the semiconductor market before. Key JetStep System advantages include the largest printable field-of-view to lower cost of ownership, programmable aperture blades and large on-tool reticle library for ease of use, quick change to lower reticle cost management for high product mix operations such as OSATs, ultra large depth-of-focus along with autofocus to accommodate 3D structures in advanced packaging, very large working distance, and ultra-warped wafer handling to expose the large warped wafers prevalent in today’s advanced packaging process and low cost of consumables. This total solution combines the best of both markets-advanced packaging and flat panel lithography-and is unique in the marketplace.

Azores Acquisition Significantly Expands Rudolph’s Business Model
Paul F. McLaughlin, chairman and chief executive officer, commented, “The JetStep System is a disruptive innovation in the back-end lithography market, addressing the technical and economic advantages demanded for advanced packaging. The Azores acquisition uniquely positions Rudolph in the back-end stepper advanced packaging photolithography market with a significantly expanded business model, and we believe that by offering the industry’s only total solution to advanced packaging lithography, we can more than double Rudolph’s total back-end addressable market.”

Consumer mobile connectivity devices like tablets and smart phones demand increased functionality, lower power and smaller form factors. Advanced packaging helps drive all three of these requirements. Consequently, both semiconductor manufacturers and OSAT providers need partners that deliver leading-edge, back-end technology along with complete process solutions. “Specifically, the advanced packaging market needs a stepper supplier willing to be flexible and capable of delivering unique solutions for their requirements, and a process control partner that can deliver improved production systems for advanced packaging applications,” McLaughlin noted. “By leveraging R&D investments from both the Rudolph and Azores organizations, we took a field-proven 2X display lithography technology and applied it to the needs of the high-growth back-end packaging market where Rudolph already has long-standing customer relationships and global brand recognition. In short, we have changed the game.”

Azores’ president Elvino da Silveira noted, “This acquisition is the culmination of a rewarding partnership, and we are extremely proud to join forces with a company of Rudolph Technologies’ stature. Since 2010, Rudolph and Azores have been collaborating to develop a total lithography solution specifically geared to the needs of the advanced packaging industry. We are particularly excited to be at the forefront of a technical innovation that is advancing tomorrow’s lithographic printing technology. Our corporate lineage has roots from the early days of step-and-repeat lithography at GCA Corporation and MRS Technology-both industry pioneers-and for the past 13 years, Azores has been a leading technical expert for custom flat panel display lithography tools.”

Advanced Packaging Total Lithography Solution Now Provided From a Single Supplier
With the acquisition of Azores, Rudolph firmly establishes itself as the advanced packaging “Total Solution Provider” with aggressive technologies that will help drive the next generation of manufacturing. The Company’s breadth of application solutions and strategic customer partnerships has contributed to its enormous presence within the packaging market. In addition to a comprehensive suite of inspection, metrology and software solutions, Rudolph now offers a complete lithography solution-with unique features no other lithography provider can offer.

Advanced packaging requires emerging capabilities from steppers to accommodate the needed design changes demanded by new technologies such as TSV, eWLB, silicon and glass interposers and other advanced wafer-level packaging solutions now being developed. Rudolph’s total lithography solution is already capable of addressing a number of these manufacturing challenges, including wafer flatness, automated partial field exposures and best-in-breed resolution. In addition, with its flat panel lithography heritage, the JetStep System incorporates Azores’ high precision grid motor stage. This energy efficient, patented stage technology provides a flexible platform that can be readily scaled to changing substrate sizes and types in the advanced packaging market. It can handle both standard and reconstituted 300mm and 330mm wafers, all panel sizes and is 450mm capable.

Acquisition Furthers Rudolph’s Overall Growth Strategy
McLaughlin emphasized that the Azores acquisition is one of several planned steps Rudolph is taking to expand its portfolio and drive sustainable profitable growth in both front-and back-end manufacturing environments. While the terms of the deal were not disclosed, Rudolph noted that the acquisition is an all cash transaction, utilizing less than ten percent of its cash. It is expected that the new Lithography Systems Group (LSG) will account for approximately ten percent of Rudolph’s revenues in 2013, the first year of its manufacturing ramp. Importantly, LSG is forecast to be accretive within its first year.

“More than Moore is the driver of 3D packaging, and Rudolph is strategically fast forwarding lithography and accelerating our business solidly into the future,” said McLaughlin. “Advanced packaging is a key financial driver for Rudolph’s growth and this acquisition is specifically geared to further advance our prospects in this fast growing market. By partnering with Azores, Rudolph leverages an established presence in the semiconductor advanced packaging market (back-end expertise), and extends Azores’ lithography expertise. The result is an expanded business model for addressing lithography in the advanced packaging market. That business model has several unique features for creating, delivering and capturing value-the primary one of which is our 2X reduction stepper, JetStep.”

McLaughlin concluded, “Rudolph is the industry leader in the high-growth back-end macro defect inspection market, which is being fueled by advanced wafer-level packaging. Our exposure to both front-end and back-end markets gives us a powerful competitive advantage by leveraging front-end core competencies in yield management technologies and techniques to back-end markets, which now comprises nearly half of Rudolph’s business.”

Conference Call and Webcast Information
Rudolph Technologies will discuss the Company’s strategic entrance into the back-end lithography market on a conference call it is hosting today at 5:15 PM EST. A live audio webcast will be available to investors on the Company’s website at www.rudolphtech.com. To listen to the webcast, please go to the website at least fifteen minutes early to register, download and install any necessary software. To access the live conference call, please dial (888) 603-6873 and reference Conference ID # 80247213. There will be a telephonic replay of the conference call available for one week following the live broadcast. To access the telephonic replay, please dial 855-859-2056 and reference Conference ID # 80247213.

About Rudolph Technologies
Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, advanced packaging lithography, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The Company’s expanding portfolio of equipment and software solutions is used in both the wafer processing and final manufacturing of ICs, and in adjacent markets such as FPD, LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers and market acceptance of Rudolph’s products; Rudolph’s ability to deliver products consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding semiconductor market outlook and the Company’s anticipated revenue as a result of the acquisition; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; and the strength/weakness of the back-end and/or front-end semiconductor market segments; the businesses of Rudolph and Azores may not be integrated successfully, which may result in the resultant business not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; expected combination benefits from the acquisition may not be fully realized or realized within the expected time frame; revenues following the acquisition may be lower than expected; costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the acquisition; or the businesses of the companies may suffer as a result of uncertainty surrounding the transaction. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Rudolph Technologies, Inc.                    Guerrant Associates
Steven R. Roth                            Laura Guerrant-Oiye
Senior Vice President & CFO                    Principal
973.448.4302                            808.882.1467
steven.roth@rudolphtech.com                    lguerrant@guerrantir.com

Trade Press:
Rudolph Technologies, Inc.
Virginia Becker
Manager, Corporate Communications
952.259.1647
virginia.becker@rudolphtech.com